Exhibit 99.1

QuickLogic Reports Fourth Quarter and Fiscal 2021 Results

San Jose, Calif. – February 16, 2022 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced its financial results for the fourth quarter of fiscal 2021, ended January 2, 2022.

Recent Highlights

●	Increased Fiscal 2021 revenue by 47% from Fiscal 2020
●	Best quarterly cash flow from operating activities in more than 10 years
●	Received ~$1 million non-cancellable and non-refundable purchase order for ArcticLink® III BX display bridge design win
●	Appointed industry veteran Elias Nader as Chief Financial Officer and SVP of Finance
●	Raised gross proceeds of $1.48 million through strategic investment by current and new institutional investors
●	Added technology executives Joyce Kim and Radhika Krishnan to the Board of Directors
●	Collaborating with eTopus on eFPGA-enabled Chiplets using Australis IP Generator
●	SensiML teamed with Infineon Technologies to deliver a complete AI/Machine Learning solution for intelligent IoT endpoint applications

Fiscal 2021 Fourth Quarter Financial Results

Total revenue for the fourth quarter of 2021 was $3.7 million, a decrease of 4% compared with the third quarter of 2021, and an increase of 48% compared with the fourth quarter of 2020. New product revenue was approximately $2.7 million in the fourth quarter of 2021, a decrease of 3% compared with the third quarter of 2021, and an increase of  219% compared with the fourth quarter of 2020. The increases were primarily due to higher revenue from our sensor processing and eFPGA IP products. Mature product revenue was $1.0 million in the fourth quarter of 2021, down 6% compared with the third quarter of 2021, and down 38% compared with the fourth quarter of 2020.

Fourth quarter 2021 GAAP gross margin was 56.1%, compared with 70.8% in the third quarter of 2021, and 48.2% in the fourth quarter of 2020.

Fourth quarter 2021 non-GAAP gross margin was 60.1%, compared with 72.8% in the third quarter of 2021 and 51.5% in the fourth quarter of 2020.

Fourth quarter 2021 GAAP operating expenses were $3.7 million, compared with $4.0 million in the third quarter of 2021, and $4.1 million in the fourth quarter of 2020.

Fourth quarter 2021 non-GAAP operating expenses were $2.7 million, compared with $3.2 million in the third quarter of 2021, and from $2.9 million in the fourth quarter of 2020.

Fourth quarter 2021 GAAP net loss was $1.6 million, or $0.13 per share, compared with a net loss of $1.3 million, or $0.11 per share, in the third quarter of 2021, and a net loss of $2.9 million, or $0.27 per share, in the fourth quarter of 2020.

Fourth quarter 2021 non-GAAP net loss was $0.5 million, or $0.04 per share, compared with a net loss of $0.4 million, or $0.03 per share, in the third quarter of 2021, and a net loss of $1.7 million, or $0.15 per share, in the fourth quarter of 2020.

Fiscal Year 2021 Results

Total revenue for fiscal year 2021 was $12.7 million, compared with $8.6 million in fiscal year 2020. New product revenue was $7.8 million, compared with $2.8 million in the prior year. Mature product revenue was $4.9 million, compared with $5.9 million in fiscal year 2020.

Fiscal year 2021 GAAP gross margin was 58.5%, compared with 49.2% in fiscal year 2020. Non-GAAP gross margin for fiscal year 2021 was 60.7%., compared with 51.1% in fiscal year 2020.

GAAP operating expenses for fiscal year 2021 were $14.9 million, compared with $15.1 million in fiscal year 2020.  Non-GAAP operating expenses for fiscal year 2021 were $12.7 million, down from $12.8 million in fiscal year 2020.

GAAP net loss for fiscal year 2021 was $6.6 million, or $0.57 per share.  This compares with $11.2  million, or $1.14 per share in fiscal year 2020. Non-GAAP net loss for fiscal year 2021 was $4.1 million, or $0.35 per share, compared with a net loss of $8.7 million or $0.88 per share for fiscal year 2020.

Please see the section below titled "Non-GAAP Financial Measures" for an explanation of the Company’s non-GAAP financial measures.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time today, February 16, 2022, to discuss its current financial results. The conference call will be webcast at QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:15 p.m. Pacific Time. No Passcode is needed to join the conference call. A recording of the call will be available starting approximately one hour after completion. To access the recording, please call (412) 317-6671 and reference the passcode 13726478. The call recording, which can be accessed by phone, will be archived until Wednesday, February 23, 2022, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog (https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page (https://www.facebook.com/QuickLogic), and LinkedIn page (https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes certain charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our newly acquired subsidiary SensiML Corporation; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; the unpredictable and ongoing impact of the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 16, 2022, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Elias Nader

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	January 2, 2022	January 3, 2021	October 3, 2021	January 2, 2022	January 3, 2021
Revenue	$3,705	$2,500	$3,858	$12,685	$8,634
Cost of revenue	1,628	1,294	1,126	5,266	4,386
Gross profit	2,077	1,206	2,732	7,419	4,248
Operating expenses:
Research and development	1,581	2,145	1,807	6,927	7,544
Selling, general and administrative	2,081	1,798	2,186	8,008	6,820
Restructuring expenses	—	129	—	—	753
Total operating expense	3,662	4,072	3,993	14,935	15,117
Loss from operations	(1,585)	(2,866)	(1,261)	(7,516)	(10,869)
Interest expense	(31)	(29)	(35)	(130)	(328)
Gain on forgiveness of debt	—	—	—	1,192	—
Interest and other income, net	16	3	(7)	(43)	97
Loss before income taxes	(1,600)	(2,892)	(1,303)	(6,497)	(11,100)
Provision for (benefit from) income taxes	(17)	50	(21)	119	51
Net loss	$(1,583)	$(2,942)	$(1,282)	$(6,616)	$(11,151)
Net loss per share:
Basic and Diluted	$(0.13)	$(0.27)	$(0.11)	$(0.57)	$(1.14)
Weighted average shares (in thousands):
Basic and Diluted	11,817	11,081	11,573	11,535	9,781

Note: Net loss equals to comprehensive loss for all periods presented.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	January 2, 2022	January 3, 2021
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$19,605	$22,748
Accounts receivable, net	1,294	1,688
Inventories	2,078	2,688
Other current assets	1,181	1,066
Total current assets	24,158	28,190
Property and equipment, net	499	548
Capitalized internal-use software, net	1,241	986
Right of use assets	1,529	1,839
Intangible assets, net	752	860
Investment in Non-Affiliate	300	—
Goodwill	185	185
Other assets	309	280
TOTAL ASSETS	$28,973	$32,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	934	935
Accrued liabilities	1,665	1,340
Deferred revenue	455	52
Lease liabilities, current	819	685
Total current liabilities	18,873	18,012
Long-term liabilities:
Paycheck protection program loan	—	1,192
Lease liabilities, non-current	744	1,197
Other lease liabilities, non-current	147	—
Total liabilities	19,764	20,401
Stockholders’ equity:
Common stock, par value	12	11
Additional paid-in capital	310,222	306,885
Accumulated deficit	(301,025)	(294,409)
Total stockholders’ equity	9,209	12,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,973	$32,888

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	January 2, 2022	January 3, 2021	October 3, 2021	January 2, 2022	January 3, 2021
US GAAP loss from operations	$(1,585)	$(2,866)	$(1,261)	$(7,516)	$(10,869)
Adjustment for stock-based compensation within:
Cost of revenue	150	82	78	282	162
Research and development	322	597	282	843	670
Selling, general and administrative	599	459	525	1,401	907
Restructuring expenses and asset write-offs (1)	—	129	—	—	762
Non-GAAP loss from operations	$(514)	$(1,599)	$(376)	$(4,990)	$(8,368)
US GAAP net loss	$(1,583)	$(2,942)	$(1,282)	$(6,616)	$(11,151)
Adjustment for stock-based compensation within:
Cost of revenue	150	82	78	282	162
Research and development	322	597	282	843	670
Selling, general and administrative	599	459	525	1,401	907
Restructuring expenses and asset write-offs (1)	—	129	—	—	762
Non-GAAP net loss	$(512)	$(1,675)	$(397)	$(4,090)	$(8,650)
US GAAP net loss per share, basic and diluted	$(0.13)	$(0.27)	$(0.11)	$(0.57)	$(1.14)
Adjustment for stock-based compensation	0.09	0.11	0.08	0.22	0.18
Restructuring expenses and asset write-offs (1)	0.00	0.01	0.00	0	0.08
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.15)	$(0.03)	$(0.35)	$(0.88)
US GAAP gross margin percentage	56.1%	48.2%	70.8%	58.5%	49.2%
Adjustment for stock-based compensation included in cost of revenue	4.0%	3.3%	2.0%	2.2%	1.9%
Non-GAAP gross margin percentage	60.1%	51.5%	72.8%	60.7%	51.1%

(1) Include asset write-offs of $9 in the twelve months ended January 3, 2021.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2021	Q3 2021	Fiscal 2021	Fiscal 2020	Q3 2021 to Q4 2021	2020 to 2021
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	72%	71%	61%	32%	(3)%	219%
Mature products	28%	29%	39%	68%	(6)%	(38)%
Revenue by geography:
Asia Pacific	25%	20%	26%	24%	20%	60%
North America	66%	68%	54%	58%	(6)%	37%
Europe	9%	13%	19%	18%	(31)%	63%

(1) New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP license, professional services,  QuickAI and SensiML AI software as a service (SaaS) revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometer.